NUMBER

GNW

Genworth Financial

CLASS A COMMON STOCK
PAR VALUE $0.001

SHARES

CUSIP No.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

This certifies that

is the owner of

Fully Paid and Non-Assessable Shares of Class A Common Stock of
Genworth Financial, Inc.

transferable only on the books of the Corporation by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate, properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS, the facsimile signatures of the Corporation's duly authorized officers.

DATED

CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED:
THE BANK OF NEW YORK
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED OFFICER

GENWORTH FINANCIAL, INC.

        This Corporation will furnish without charge to each stockholder who so requests, a copy of the designations, powers, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any such requests may be addressed to the Secretary of the Corporation.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM TEN ENT JT TEN	— — —	as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common	UNIF GIFT MIN ACT	—	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State)

			UNIF TRF MIN ACT	—	Custodian (until age ) (Cust) under Uniform Transfers (Minor) to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For Value received,                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

Shares

of Class A Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
X

X
	NOTICE:	THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

BANKNOTE CORP. OF AMERICA o WALL STREET (NYC) o BROWNS SUMMIT (NC) o GENWORTH FINANCIAL INC o 1-403023-942 o PROOF #3 o 6:20 AM o 4/27/04 o DPA o